POWER OF ATTORNEY The undersigned hereby makes, constitutes and appoints each of Anne Eisele, Stephen P. Ewald, Allison A Westfall, Christopher T. Colloton and F. Mark Reuter, and with full power of substitution, re- substitution and delegation, the undersigned’s true and lawful attorney-in-fact (such person their substitutes and delegees being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in the undersigned’s capacity as an officer, director or stockholder of Medpace Holdings, Inc. (the “Company”), to: 1. Take such actions as may be necessary or appropriate to enable the undersigned and/or the Company to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned and/or the Company in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned and/or the Company to make filings and submissions utilizing the EDGAR system; 2. Act as an account administrator for the undersigned’s and/or the Company’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and 3. Cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account. The undersigned acknowledges that: a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information; b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned and/or the Company pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable; c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with securities laws; and d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under securities laws. The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the Attorney-in-Fact is no longer an account administrator for the undersigned’s and/or the Company’s EDGAR account, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of _________, 2026 Signature Print Name NOTARIZATION State of _________________ County of _______________ This Power of Attorney was acknowledged before me on [DATE] ________________________ by [NAME] ________________________. ________________________________________________ Notary Signature [Notary Seal] 15635725.v1 Elizabeth Bossart 05/26/2026 10:34 AM EDT Online Notary Public. This notarial act involved the use of online audio/video communication technology. Notarization facilitated by SIGNiX® Ohio Commission Number: 2024-RE-881695 My Commission Expires: 09-11-2029 Elizabeth Bossart May 26 Ohio Hamilton Brad W. Hansman 05/26/2026 10:32 AM EDT Brad W. Hansman